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                                                                    EXHIBIT 4(f)

                                    JP Morgan
                                Swap Transaction
                              Revised Confirmation

Date:    29 June 2000


The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between:

                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                       and

                              MANDALAY RESORT GROUP

on the Trade Date and identified by the Morgan Deal Number specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions as supplemented by the 1998 ISDA Supplement (as published by the International Swaps and Derivatives Association, Inc.), are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

References to this Confirmation to "Transaction" shall be deemed to be references to "Swap Transaction" for the purposes of interpreting the Swap Definitions, and references in the Swap Definitions to "Swap Transaction" shall be deemed to be references to "Transaction" for the purposes of interpreting this Confirmation.

This Confirmation represents an amendment and restatement of any prior documents or other confirming communications between the parties with respect to the Swap Transaction.

1. If MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan") and the MANDALAY RESORT GROUP (the "Counterparty") are parties to a Master Agreement, Interest Rate and Currency Exchange Agreement or other similar Agreement (a "Swap Agreement"), this Confirmation supplements, forms a part of, and is subject to such Swap Agreement. In the event that Morgan and the Counterparty are parties to more than one Swap Agreement, this Confirmation supplements, forms a part of, and is subject to the Swap Agreement most recently executed between the parties.

If Morgan and the Counterparty are not yet parties to a Swap Agreement, the parties agree that this Transaction will be documented under a master agreement to be entered into on the basis of the printed form of Master Agreement (Multicurrency-Cross Border) published by the International Swaps and Derivatives Association, Inc., together with such changes as shall be agreed between the parties (the "Master Agreement"). Upon execution and delivery by the parties of the Master Agreement, this Confirmation shall supplement, form a part of, and be subject to such Master Agreement. Until the parties execute and deliver a Master Agreement, this Confirmation shall supplement, form a part of, and be subject to the printed form of Master Agreement published by ISDA, as if the parties had executed that agreement (but without any Schedule thereto) on the Trade Date of this Transaction.

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                                                                       JP MORGAN


2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:


Morgan Deal Number:                         213149

Trade Date:                                 8 June 2000

Effective Date:                             21 October 1997

Termination Date:                           21 January 2003

FIXED AMOUNTS:

Fixed Rate Payer:                           Counterparty

Notional Amount:                            100,000,000.00 USD

Fixed Rate Payer Payment Dates:             Each 21 January, 21 April, 21 July, 21 October starting with
                                            21 January 1998 up to, and including 21 July 2000,
                                            subject to adjustment in accordance with the Modified
                                            Following Business Day Convention and there will be
                                            an adjustment to the Calculation Period.

Fixed Rate:                                 6.100000 percent

Fixed Rate Day Count Fraction:              Actual/360



FIXED AMOUNTS:

Fixed Rate Payer:                           Counterparty

Notional Amount:                            100,000,000.00 USD

Fixed Rate Payer Payment Dates:             Each 21  October, 21 January, 21 April, 21 July starting 21
                                            October 2000 up to, and including the Termination
                                            Date, subject to adjustment in accordance with the
                                            Modified Following Business Day Convention and there
                                            will be an adjustment to the Calculation Period.

Fixed Rate:                                 6.890000 percent

Fixed Rate Day Count Fraction:              Actual/360


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                                                                       JP MORGAN

FLOATING AMOUNTS:


Floating Rate Payer:                                 Morgan

Notional Amount:                                     100,000,000.00 USD

Floating Rate Payer Payment Dates:                   Each 21 January, 21 April, 21 July, 21 October starting with
                                                     21 January 1998 up to and including, the Termination
                                                     Date, subject to adjustment in accordance with the
                                                     Modified Following Business Day Convention and there
                                                     will be an adjustment in the Calculation Period.

Floating Rate for Initial Calculation Period:        5.781250 percent (Excluding Spread where applicable)

Floating Rate Option:                                USD-LIBOR-BBA

Designated Maturity:                                 3 Month

Spread:                                              None

Floating Rate Day Count Fraction:                    Actual/360

Reset Dates:                                         The first day of each Calculation Period.

Compounding:                                         Inapplicable

Payment Business Day Locations for
Counterparty:                                        London, New York

Payment Business Day Locations for Morgan:           London, New York

Payments will be:                                    Net


i. The cross default provision of section 5(a)(vi) of the Agreement shall apply to both parties with regard to any obligation in respect of borrowed money and commitments to lend in an aggregate amount of not less than the threshold amount which for Morgan shall be 3 percent of the total stockholders equity of Morgan and which for the counterparty shall be an amount reflective of its credit as agreed to by the parties.

ii. The credit event upon merger provisions of section 5(b)(iv) of the Agreement shall not apply to Morgan.



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                                                                       JP MORGAN

3. Account Details

PAYMENTS TO MORGAN:

Account for payments in USD:

Favour:                                     MORGAN GUARANTY TRUST COMPANY OF
                                            NEW YORK
ABA/Bank No.:                               021 000 238
Account No.:                                999 97 979
Reference:                                  Interest Rate Swap No.213149

PAYMENTS TO COUNTERPARTY:

Account for payments in USD:                To be advised

Favour:                                     MANDALAY RESORT GROUP
ABA/Bank No.:
Account No.:
Reference:


4. Offices

(a)      The Office of Morgan for the Swap Transaction is NEW YORK; and
(b)      The office of the Counterparty for the Swap Transaction is LAS VEGAS

All enquiries regarding this Confirmation should be sent to:

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, New York 10260-0060

Attention:        Charleen Collins
Telephone:        1-212-648-3510
Facsimile:        1-212-648-5117

Please quote Morgan Deal Number indicated above.

JP MORGAN SECURITIES INCORPORATED is acting solely as agent for Morgan and will have no obligations under this Swap Transaction.

                                                                       JP MORGAN


Each party represents that (i) it is entering into the transaction evidenced hereby as principal (and not as agent or in any other capacity); (ii) the other party is not acting as a fiduciary for it; (iii) it is not relying upon any representations except those expressly set forth in the Agreement or this Confirmation; (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party; and
(v) it is entering into this transaction with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex of facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Swap Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: Morgan Deal Number 213149.

                                        Yours sincerely,

                                        JP MORGAN SECURITIES INCORPORATED, as
                                        Agent for and signing on behalf of:


                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK

                                        By:      RAJAN KUNDRA
                                              ----------------------------------
                                        Name:    Rajan Kundra
                                        Title:   Vice President


Confirmed as of the date first above written:

MANDALAY RESORT GROUP

By:        GLENN SCHAEFFER
      ----------------------------------------
Name:      Glenn Schaeffer
Title:     President & Chief Financial Officer

Your Ref No..........................